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                                                                    EXHIBIT 23.2


                  Consent of Higham, McConnell & Dunning LLP

We hereby consent to the filing of our opinion as Exhibit 8.1 to the registration statement and to the use of our name under the captions "Material U.S. federal income tax consequences" and "Legal Matters" in this registration statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.


                                             /s/ Higham, McConnell & Dunning LLP

April 13, 2001